Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the inclusion in the Current Report on Form 8-K/A and consent to the incorporation by reference in the Registration Statement on Form S-3 of Independent Bank Group, Inc. (Registration No. 333-218782) and the Registration Statement on Form S-8 of Independent Bank Group, Inc. (Registration No. 333-198483) of our report dated February 28, 2018 on the consolidated financial statements of Guaranty Bancorp, which is included in this Current Report on Form 8-K/A.

Crowe LLP

Oak Brook, Illinois
March 19, 2019